SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                                (Amendment No.  )

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Filed by a Party other than the Registrant |_|

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|_|     Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|     Definitive Proxy Statement
|_|     Definitive Additional Materials
|X|     Soliciting Material under Rule 14a-12

                             Forgent Networks, Inc.
                    108 Wild Basin Road, Austin, Texas 78746


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


              The Red Oak Fund, LP, a Delaware limited partnership;

     Pinnacle Fund, LLLP, a Colorado limited liability limited partnership;

       Bear Market Opportunity Fund, L.P., a Delaware limited partnership;

          Pinnacle Partners, LLC, a Colorado limited liability company;

          Red Oak Partners, LLC, a New York limited liability company;

                                 David Sandberg.

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GLASS LEWIS RECOMMENDS THAT FORGENT NETWORKS (ASUR) SHAREHOLDERS VOTE AGAINST
THE COMPANY'S GO-PRIVATE PROPOSALS

PINNACLE FUND FILES DEFINITIVE PROXY STATEMENT
IN OPPOSITION TO MANAGEMENT OF FORGENT NETWORKS


NEW YORK, NY, May 28, 2009 - Pinnacle Fund (controlled by Pinnacle Partners, LLC which is controlled by Red Oak Partners, LLC) announced today that Glass Lewis & Co, a leading independent proxy voting advisory firm, has also recommended that shareholders of Forgent Networks, Inc., doing business as Asure Software, Inc. (NASDAQ:ASUR) vote AGAINST Asure's proposals to take the company private through a reverse/forward stock split.

In recommending against the reverse stock split Glass Lewis stated "we feel this proposal is detrimental to the larger institutional shareholders because they will be left with a stake in a private company in which they can no longer easily gain access to the Company's financials and other information, in addition to no longer being able to trade their shares."

Pinnacle Fund also announced today that it has filed its definitive proxy statement with the Securities and Exchange Commission. Pinnacle asks Asure's shareholders to thoroughly read the definitive proxy statement as it contains important information about the Company's going private transactions

"We are gratified that both Glass Lewis and RiskMetrics support us in our opposition to management's going private transaction' said David Sandberg, Portfolio Manager of the Pinnacle Fund. "We are opposing the Go-Private Proposals because taking Asure private is likely to result in severely limited liquidity for remaining shareholders; the benefits claimed by the Company from implementing this proposal can for the most part be obtained without depriving stockholders of a public market; and paying out $0.36 per share only to certain shareholders is wasteful and unfair."

MacKenzie Partners, Inc is assisting Pinnacle Fund with its efforts to solicit proxies against the going private proposals. Asure shareholders who have questions about voting their shares may call MacKenzie Partners at
800-322-2885 or 212-929-5500 (call collect).   Copies of the Pinnacle Fund
definitive proxy statement are available on www.ourmaterials.com/pinnaclefund. Pinnacle Fund's materials may also be found on the SEC's website www.sec.gov.

Important Information
Pinnacle Fund, LLLP ("Pinnacle") filed a definitive proxy statement with the Securities and Exchange Commission on May 28, 2009, in connection with Forgent Networks, Inc.'s special meeting of stockholders to be held on June 2, 2009. Stockholders are strongly advised to carefully read Pinnacle's definitive proxy statement, as it contains important information. Pinnacle and certain other persons are deemed participants in the solicitation of proxies from stockholders in connection with the special meeting of stockholders. Information concerning such participants is available in Pinnacle's definitive proxy statement. Stockholders may obtain, free of charge, copies of Pinnacle's definitive proxy statement and any other documents Pinnacle files with or furnishes to the Securities and Exchange Commission in connection with the special meeting of stockholders through the Securities and Exchange Commission's website at www.sec.gov, and through the following website: www.ourmaterials.com/pinnaclefund.